Exhibit 10.21

Contract Reference Number: 4701A

[GRAPHIC]	This offer is voidable by Global Crossing if not signed by Customer and returned to Global Crossing by April 14th, 2001.

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

This is an Amendment to the Retail Competitive Services Agreement (“Agreement”) between Global Crossing Telecommunications, Inc., a Michigan corporation, with offices at 180 South Clinton Avenue, Rochester, New York, NY 4646 (“Global Crossing”) and Callwave, a California corporation, with its principal office at 136 W Canon Perdido ST, Santa Barbara, CA 93101 (“Customer”).

1 Except as otherwise stated, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

2 Customer agrees that the Initial Term of this Agreement shall remain the same.

3 [*]

4 The Monthly Minimum Charge under the Agreement shall remain the same.

5 The remainder of the Agreement and any other modifications thereto executed in writing between the Parties are not modified by this Amendment and remain in full force and effect.

6 This Amendment is binding on Global Crossing only on the date that it is signed by the executive who has authority for special pricing within Global Crossing’s Business Services Division corporate staff.

Callwave		Global Crossing Telecommunications, Inc.

By:	/s/ DAVID S. TRANDAL	By:	/s/ MICHAEL L. RIDDELL
Printed Name:	David S. Trandol	Printed Name:	MICHAEL L. RIDDELL
Title:	Vice-President	Title:	DIRECTOR OF OFFER DEVELOPMENT
Date:	3-19-02	Date:	4/2/02

Account Number: 0204134161

*	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.